Exhibit 10.15

       First Amendment to Employment Agreement between Citizens First
         Corporation and Barry D. Bray

                                 AMENDMENT TO EMPLOYMENT AGREEMENT

         This AMENDMENT TO THE EMPLOYMENT AGREEMENT, made and entered into as of this 10th day of May, 1999, by and between CITIZENS FIRST CORPORATION, a Kentucky corporation ("Employer"), and Barry Bray, and individual ("Bray").

         Employer and Bray agree to amend paragraph 5 (five) of the employment agreement entered into as of the18th day of December 1998 by and between the employer and Bray to adjust Bray's annualized salary rate from $63,750 to $85,000 payable in equal bi-weekly installments effective May 1, 1999. Additionally, the Employer's President and Chief Executive Officer shall review Bray's salary on an annual basis rather than on a quarterly basis. Bray's salary for any calendar year after 1999 shall be at the annualized rated established by Employer at the commencement of each such year.

BY:      _________________________
         Mary Cohron, President & CEO

         --------------------------
         Barry Bray


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